EXHIBIT 10.4

                           STRATUS COMPUTER, INC.
                1997 NON-QUALIFIED COMMON STOCK OPTION PLAN

1. Purpose. The purpose of this Plan is to advance the interests of Stratus Computer, Inc. (the "Company") by providing an opportunity to selected employees and consultants of the Company and its subsidiaries (including foreign subsidiaries) to purchase common stock of the Company through the exercise of options granted under this Plan. By encouraging such stock ownership, the Company seeks to attract, retain and motivate employees of experience and ability. It is intended that this purpose will be effected by the granting of non-qualified stock options as provided herein.

2.  Effective  Date. The Plan became effective as of January 13, 1997.

3. Stock Subject to the Plan. The number of shares that may be granted under this Plan shall not exceed in the aggregate 3,000,000 shares of the Common Stock, $.01 par value, of the Company ("the "Shares").
Any Shares subject to an option which for any reason expires or is terminated unexercised as to such Shares may again be the subject of an option under the Plan. In addition any Shares purchased by an optionee upon exercise of an option under this Plan that are subsequently repurchased by the Company pursuant to the terms of such option may again be the subject of an option under the Plan. The Shares delivered upon exercise of options under this Plan may, in whole or in part, be either authorized but unissued Shares or issued Shares reacquired by the Company.

4. Administration. This Plan shall be administered by a committee consisting of two (2) or more members of the Board of Directors of the Company (the "Board"), all of whom are "non-employee directors" as defined under Section 16 of the Securities Exchange Act of 1934 (the "Committee"). Subject to the provisions of this Plan, the Committee shall have full power to construe and interpret the Plan and to establish, amend and rescind rules and regulations for its administration. Any decisions made with respect thereto shall be final and binding on the Company, the optionee and all other persons.

5. Eligible Participants. Options may be granted to such employees of or consultants to the Company or any of its subsidiaries as are selected by the Committee.

6. Duration of the Plan. This Plan shall terminate on December 31, 2006, unless terminated earlier pursuant to Paragraph 10 hereof, and no options may be granted thereafter.

7. Terms and Conditions of Options. Options granted under this Plan shall be evidenced by stock option agreements in such form and not inconsistent with the Plan as the Committee shall approve from time to time, which agreements shall evidence the following terms and conditions:

(a) Price. Each option agreement shall specify the purchase price per share of stock payable upon the exercise of the option granted thereunder.

(b)      Number of Shares.   Each option agreement shall specify  the number  of
Shares to which it pertains.


(c) Exercise of Options. Each option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as is specified in the option agreement pertaining thereto; provided, however, that no option shall be exercisable with respect to any shares later than ten (10) years after the date of grant of such option.

(d) Notice of Exercise and Payment. Each option hereunder shall be exercisable only by delivery of a written notice to the Company's Treasurer or any other officer of the Company designated by the Committee to accept such notices on its behalf, specifying the number of Shares for which it is exercised. If said Shares are not at that time effectively registered under the Securities Act of 1933, as amended, the optionee shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that the Shares are being purchased for the optionee's own account for investment and not with a view to distribution. Payment shall be made in full at the time the option is exercised. Payment shall be made (i) by cash or check, (ii) if permitted by the Committee, by delivery and assignment to the Company of Shares of Company stock having a fair market value (as determined by the Committee) equal to the option price,
(iii) if permitted by the Committee, by promissory note, or (iv) by a combination of (i), (ii) and (iii) (if applicable).

(e) Withholding Taxes; Delivery of Shares. The Company's obligation to deliver Shares of Common Stock upon exercise of the option, in whole or in part, shall be subject to the optionee's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The optionee may satisfy the obligation, in whole or in part, by electing to have the Company withhold Shares of Common Stock having a value equal to the amount required to be withheld. The value of Shares to be withheld shall be based on the fair market value of the Shares on the date the amount of tax to be withheld is to be determined (the "Tax Date"). The optionee's election to have Shares withheld for this purpose will be subject to the following restrictions: (1) the election must be made prior to the Tax Date, (2) the election must be irrevocable, and
(3) the election will be subject to the right of the Committee to disapprove the election.

(f) Termination of Options. Each option shall terminate and may no longer be exercised if the optionee ceases for any reason to be an employee of or consultant to the Company or any of its subsidiaries, subject to the following provisions:

(i) if the optionee's employment shall have been terminated for any reason other than cause, death or disability, the optionee may at any time within a period of thirty (30) days after such termination of employment, if and to the extent permitted by the option agreement, exercise the option to the extent it was exercisable on the date of termination of the optionee's employment;

(ii) if the optionee's employment shall have been terminated because of disability within the meaning of Section 22(e) (3) of the Internal Revenue Code of 1986, as amended (the "Code"), the optionee may at any time within a period not longer than one (1) year and one day after such termination of employment, if and to the extent permitted by the option agreement, exercise the option to the extent that the option was exercisable on the date of termination of the optionee's employment;







(iii) if the optionee dies at a time when he might have exercised the option, then his estate, personal representative or beneficiary to whom it has been transferred pursuant to Paragraph 7(h) hereof may at any time within a period not longer than one (1) year after the optionee's death, if and to the extent permitted by the option agreement, exercise the option to the extent the optionee might have exercised it at the time of this death; and

(iv) if the optionee's consulting engagement shall have been terminated, the optionee may thereafter exercise the option to the extent permitted by the option agreement;

         provided, however, that no option may be exercised to any extent by anyone after the date of expiration of the option.

(g) Rights as Shareholder. The optionee shall have no rights as a shareholder with respect to any Shares covered by his option until the purchase thereof.

(h) Non-Transferability. No option shall be transferable by the optionee otherwise than by will or the laws of descent or distribution, and each option shall be exercisable during his lifetime only by him.

(i) Repurchase of Shares by the Company. Any Shares purchased by an optionee upon exercise of an option may in the discretion of the Committee be subject to repurchase by the Company if and to the extent specifically set forth in the option agreement pursuant to which the Shares were purchased.

8. Stock Dividends; Stock Splits; Stock Combinations; Recapitalizations. Appropriate adjustment shall be made in the maximum number of Shares of Common Stock subject to the Plan, to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company. Appropriate adjustment shall be made in the number, kind, and option price of Shares covered by any outstanding option hereunder to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the date such option is granted.

9. Merger; Sales of Assets; Dissolution. In the event of a change of the Common Stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of Shares which thereafter may be optioned and sold under the Plan and the number and kind of Shares then subject to options granted hereunder and the price per share thereof shall be appropriately adjusted in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights available or granted hereunder. Except as otherwise determined by the Board of Directors, a merger or a similar reorganization which the company does not survive, or a sale of all or substantially all of the assets of the Company, shall cause every option outstanding hereunder to terminate, to the extent not then exercised, unless any surviving entity agrees to assume the obligations hereunder.

10. Termination or Amendment of Plan. The Board may at any time terminate the Plan or make such changes in or additions to the Plan as it deems advisable, provided that no such termination or amendment shall adversely affect or impair any then outstanding option without the consent of the optionee holding such option.